Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES THIRD QUARTER 2016 RESULTS AND INCREASED ANNUAL COMMON STOCK DIVIDEND TARGET BY 7% FOR 2017
Narrows 2016 earnings guidance range and provides forecasted 2016 - 2025 capital expenditures

MADISON, Wis. - November 3, 2016 - Alliant Energy Corporation (NYSE: LNT) today announced U.S generally accepted accounting principles (GAAP) and non-GAAP consolidated unaudited earnings per share (EPS) from continuing operations for the three months ended September 30 as follows:

	GAAP EPS from		Adjusted (non-GAAP) EPS
	Continuing Operations		from Continuing Operations
	2016	2015	2016	2015
Utilities, ATC and Corporate Services	$0.82	$0.83	$0.82	$0.85
Non-regulated and Parent	(0.25)	(0.04)	(0.02)	(0.04)
Alliant Energy Consolidated	$0.57	$0.79	$0.80	$0.81

“The third quarter non-GAAP results were in line with our expectations. With close to normal weather on a year to date basis, we are narrowing 2016 adjusted earnings per share guidance to a midpoint of $1.88 which is consistent with the midpoint of the 2016 earnings guidance issued in November 2015,” said Patricia Kampling, Alliant Energy Chairman, President and CEO. “Looking forward to next year, I am pleased to announce the Board of Directors has approved a 7% increase to our annual common stock dividend target. The 2017 annual common stock dividend target is $1.26 per share.”

Utilities, ATC and Corporate Services - Alliant Energy’s Utilities, American Transmission Company LLC (ATC) and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.82 per share of GAAP EPS from continuing operations in the third quarter of 2016, which was $0.01 per share lower than the third quarter of 2015. The primary drivers of lower EPS were timing of income tax expense, higher reserves for ATC return on equity at Wisconsin Power and Light Company (WPL), and higher stock-based performance compensation expense. These items were partially offset by estimated temperature impacts on retail electric and gas sales, higher allowance for funds used during construction (AFUDC), and voluntary employee separation charges in the third quarter of 2015.

Non-regulated and Parent - Alliant Energy’s Non-regulated and Parent operations generated ($0.25) per share of GAAP EPS from continuing operations in the third quarter of 2016, which was $0.21 per share lower than the third quarter of 2015. The primary driver of the lower EPS was asset valuation charges related to the Franklin County wind farm in the third quarter of 2016.

Earnings Adjustments - Non-GAAP EPS for the three and nine months ended September 30, 2016 excludes asset valuation charges of $0.23 per share related to the Franklin County wind farm. Non-GAAP EPS for the three months ended September 30, 2015 excludes $0.02 per share of voluntary employee separation charges. Non-GAAP EPS for the nine months ended September 30, 2015 excludes $0.03 per share of losses from the sales of Interstate Power and Light Company’s (IPL) Minnesota electric and gas distribution assets and $0.02 per share of voluntary employee separation charges. Non-GAAP adjustments, which relate to material charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP.

Common Stock Split - In April 2016, Alliant Energy’s Board of Directors approved a two-for-one common stock split and a proportionate increase in the number of authorized shares of common stock of Alliant Energy from 240 million shares to 480 million shares to implement the stock split. Alliant Energy shareowners of record at the close of business on May 4, 2016 received one additional share of Alliant Energy common stock for each share held on that date. The proportionate interest that a shareowner owns in Alliant Energy did not change as a result of the stock split. The additional shares were distributed on May 19, 2016 and post-split trading began on May 20, 2016. All share and per share amounts in this release have been reflected on a post-split basis.

Details regarding GAAP EPS from continuing operations variances between the third quarters of 2016 and 2015 for Alliant Energy are as follows:

	Q3 2016	Q3 2015	Variance
Utilities, ATC and Corporate Services:
Timing of income tax expense, including impacts of tax benefit rider			($0.04)
Estimated temperature impact on retail electric and gas sales	$0.02	($0.01)	0.03
Higher AFUDC (primarily related to Marshalltown Generating Station)			0.02
Voluntary employee separation charges in 2015	—	(0.02)	0.02
Higher reserves for ATC return on equity (ROE) at WPL			(0.01)
Higher stock-based performance compensation expense			(0.01)
Other			(0.02)
Total Utilities, ATC and Corporate Services			($0.01)
Non-regulated and Parent:
Asset valuation charges for Franklin County wind farm in 2016	($0.23)	$—	($0.23)
Timing of income tax expense at Parent, including impacts of tax benefit rider			0.01
Other			0.01
Total Non-regulated and Parent			($0.21)

Voluntary employee separation charges in 2015 - Alliant Energy’s continued focus to keep costs manageable for its customers led to voluntary separation offers in 2015 to reshape the organization to be leaner. Approximately 2% of total Alliant Energy employees accepted voluntary separation packages, which resulted in charges of $0.02 per share recorded in the third quarter of 2015.

Higher stock-based performance compensation expense - Stock-based performance compensation is contingent upon achievement of specified performance criteria over a three-year period, including total shareowner return relative to an investor-owned utility peer group. Total shareowner return is comprised of the change in the share price, plus any dividends paid over the period. Alliant Energy’s stock price has outperformed a majority of its peers in the third quarter of 2016, thus stock-based performance compensation expense is higher when compared to third quarter 2015.

Asset valuation charges for Franklin County wind farm in 2016 - Based on an evaluation of the strategic options for the Franklin County wind farm performed in the third quarter, Alliant Energy concluded, as of September 30, 2016, it was probable the Franklin County wind farm will be transferred to IPL. As a result, an impairment analysis was performed to evaluate the value of the assets and a reasonable estimate of the amount of costs associated with the Franklin County wind farm that would be allowed for recovery for IPL’s electric rate-making purposes. Based on various analyses, including discounted cash flows projected from the Franklin County wind farm, recently executed power purchase agreements associated with wind generating facilities located near the Franklin County wind farm and the cost of new wind farms identified through IPL’s proposed wind expansion, the current value of the Franklin County wind farm assets was determined to be approximately $33 million, subject to working capital adjustments. Alliant Energy concluded the current value of the Franklin County wind farm assets of approximately $33 million represents a reasonable estimate of the amount IPL will be allowed for recovery for IPL’s electric rate-making purposes. As a result, the carrying amount of the Franklin County wind farm was reduced to its current value resulting in non-cash pre-tax asset valuation charges of $86 million in the third quarter of 2016.

IPL currently anticipates requesting approval from the Federal Energy Regulatory Commission in the fourth quarter of 2016 to transfer the Franklin County wind farm to IPL and expects to complete such transfer in the first quarter of 2017. The final amount to be recovered for IPL’s electric rate-making purposes will be determined by the Iowa Utilities Board as part of IPL’s 2016 test year Iowa retail electric rate case, anticipated to be filed in the second quarter of 2017, and therefore the final asset valuation charge is subject to change.

The transfer of the Franklin County wind farm to IPL is separate from IPL’s request recently approved by the Iowa Utilities Board to own and operate up to 500 megawatts of additional wind generation.

2016 Earnings Guidance

Alliant Energy is narrowing its 2016 EPS guidance range as follows:

	Revised	Previous
Utilities, ATC and Corporate Services	$1.83 - $1.89	$1.77 - $1.90
Non-regulated and Parent	0.01 - 0.03	0.03 - 0.05
Alliant Energy Consolidated	$1.84 - $1.92	$1.80 - $1.95

Drivers for Alliant Energy’s 2016 earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal temperatures and operating conditions in its utility service territories

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure plan

•	Consolidated effective tax rate of 14%

The 2016 earnings guidance does not include the impacts of any material non-cash valuation adjustments (such as asset valuation charges of $0.23 per share for Franklin County wind farm in the third quarter of 2016), regulatory-related charges or credits, reorganizations or restructurings, discontinued operations, further impacts from anticipated changes to ATC’s authorized return on equity, future changes in laws or regulations, adjustments made to deferred tax assets and liabilities from valuation allowances and organizational structure changes, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

2017 Annual Common Stock Dividend Target

Alliant Energy’s Board of Directors approved a 7% increase, or $0.085 per share, to its 2017 expected annual common stock dividend target of $1.26 per share from the current annual common stock dividend target of $1.175 per share. Payment of the 2017 quarterly dividend is subject to the actual dividend declaration by the Board of Directors, which is expected in January 2017 for the first quarter dividend.

Projected Capital Expenditures

Alliant Energy has updated its projected capital expenditures for 2016 through 2020, which total $6.6 billion, as follows (in millions). In addition, Alliant Energy currently projects aggregate capital expenditures of $4.7 billion for 2021 through 2025. The projected capital expenditures exclude AFUDC and capitalized interest, if applicable. Cost estimates represent Alliant Energy’s estimated portion of total escalated construction expenditures.

	2016	2017	2018	2019	2020
Generation:
Renewable Projects	$100	$140	$345	$340	$325
Riverside Expansion	75	295	180	85	5
Marshalltown Generation Station	185	20	—	—	—
Other	270	235	185	180	160
Distribution:
Electric systems	305	425	440	475	475
Gas systems	170	110	145	100	220
Other	105	155	120	100	100
Total Capital Expenditures	$1,210	$1,380	$1,415	$1,280	$1,285

Earnings Conference Call

A conference call to review the third quarter 2016 results, updated 2016 earnings guidance, 2017 common stock dividend target, and projected capital expenditures is scheduled for Friday, November 4th at 9:00 a.m. central time. Alliant Energy Chairman, President and Chief Executive Officer Patricia Kampling, Senior Vice President and Chief Financial Officer Tom Hanson, and Vice President Chief Accounting Officer and Treasurer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-221-9591 (United States or Canada) or 913-312-1434 (International), passcode 8244179. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through November 11, 2016, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 8244179. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 950,000 electric and 410,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and of regulatory agency orders;

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of fuel costs, operating costs, transmission costs, deferred expenditures, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	the ability to continue cost controls and operational efficiencies;

•	the impact of IPL’s retail electric base rate freeze in Iowa during 2016;

•	the impacts of WPL’s retail electric and gas base rate freeze in Wisconsin during 2016 and WPL’s pending retail base rate case for the 2017/2018 Test Period;

•	weather effects on results of utility operations, including impacts of temperature changes in IPL’s and WPL’s service territories on customers’ demand for electricity and gas;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention, customer- and third party-owned generation and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•
developments that adversely impact the ability to implement the strategic plan, including issues with planned and potential new wind generation projects, IPL’s Marshalltown EGU, WPL’s Riverside Energy Center expansion and related third party purchase options, new environmental control equipment for various fossil-fueled EGUs of IPL and WPL, various replacements, modernization, and expansion of IPL’s and WPL’s electric and gas distribution systems, the proposed transfer of the Franklin County wind farm to IPL, and the potential decommissioning of certain EGUs of IPL and WPL;

•	the ability to qualify for the full level of production tax credits on planned and potential new wind farms and the impact of changes to production tax credits for wind farms;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•	disruptions in the supply and delivery of natural gas, purchased electricity and coal, including due to the bankruptcy of coal mining companies;

•
changes in the price of delivered coal, natural gas and purchased electricity due to shifts in supply and demand caused by market conditions and regulations, and the ability to recover and to retain the recovery of related changes in purchased power, fuel and fuel-related costs through rates in a timely manner;

•	impacts on equity income from unconsolidated investments due to further potential changes to ATC’s authorized return on equity;

•
issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between WPL, the U.S. Environmental Protection Agency (EPA) and the Sierra Club, the Consent Decree between IPL, the EPA, the Sierra Club, the State of Iowa and Linn County in Iowa, the coal combustion residuals rule, the Clean Power Plan, future changes in environmental laws and regulations, including the EPA’s regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	the ability to recover through rates all environmental compliance and remediation costs, including costs for projects put on hold due to uncertainty of future environmental laws and regulations;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of, and rate relief for, costs associated with restoration activities;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of gas distribution systems, such as leaks, explosions and mechanical problems, and compliance with gas transmission and distribution safety regulations, such as proposed rules recently issued by the Pipeline and Hazardous Materials Safety Administration;

•	risks associated with integration of a new customer billing and information system, which was completed in the first quarter of 2016;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and allocation of mixed service costs, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•
any material post-closing adjustments related to any past asset divestitures, including the sales of IPL’s Minnesota electric and natural gas assets, RMT, Inc. and Whiting Petroleum Corporation, which could result from, among other things, warranties, parental guarantees or litigation;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•
issues related to electric transmission, including operating in Regional Transmission Organization energy and ancillary services markets, the impacts of potential future billing adjustments and cost allocation changes from Regional Transmission Organizations and recovery of costs incurred;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	inability to access technological developments, including those related to wind turbines, solar generation, smart technology, battery storage and other future technologies;

•	changes in technology that alter the channels through which electric customers buy or utilize power;

•	impacts of ATC’s potential restructuring;

•	material changes in retirement and benefit plan costs;

•	the impact of performance-based compensation plans accruals;

•	the effect of accounting standards issued periodically by standard-setting bodies, including revenue recognition and lease standards;

•	the impact of adjustments made to deferred tax assets and liabilities from state apportionment assumptions;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	impacts of the extension of bonus depreciation deductions;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

•	factors listed in the “2016 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2016 earnings guidance, 2017 annual common stock dividend target and 2016-2025 capital expenditures guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures (financial measures not prepared in accordance with accounting principles generally accepted in the United States of America). These measures include (1) use of income from continuing operations and earnings per share from continuing operations for the three and nine months ended September 30, 2016 excluding asset valuation charges related to the Franklin County wind farm; (2) income from continuing operations and earnings per share from continuing operations for the three months ended September 30, 2015 excluding voluntary employee separation charges; and (3) income from continuing operations and earnings per share from continuing operations for the nine months ended September 30, 2015 excluding losses from the sales of IPL’s Minnesota electric and natural gas distribution assets and voluntary employee separation charges. Alliant Energy believes these non-GAAP financial measures are useful to investors because they provide an alternate measure to better understand and compare across periods the operating performance of Alliant Energy without the distortion of items that management believes are not normally associated with ongoing operations, and also provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance. Alliant Energy’s management also uses income from continuing operations, as adjusted, to determine performance-based compensation.

In addition, Alliant Energy included in this press release IPL; WPL; AE Transco Investments, LLC and Corporate Services; utilities, ATC and Corporate Services; and non-regulated and parent earnings per share from continuing operations for the three and nine months ended September 30, 2016 and 2015. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the earnings summary that follows.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
THIRD QUARTER EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended September 30:

EPS:	Three Months
	GAAP EPS		Adjustments		Non-GAAP EPS
	2016	2015	2016	2015	2016	2015
IPL	$0.50	$0.52	$—	$0.01	$0.50	$0.53
WPL	0.30	0.30	—	0.01	0.30	0.31
AE Transco Investments, LLC and Corporate Services	0.02	0.01	—	—	0.02	0.01
Subtotal for Utilities, ATC and Corporate Services	0.82	0.83	—	0.02	0.82	0.85
Non-regulated and Parent	(0.25)	(0.04)	0.23	—	(0.02)	(0.04)
EPS from continuing operations	0.57	0.79	0.23	0.02	0.80	0.81
EPS from discontinued operations	—	—	—	—	—	—
Alliant Energy Consolidated	$0.57	$0.79	$0.23	$0.02	$0.80	$0.81

Earnings (in millions):	Three Months
	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2016	2015	2016	2015	2016	2015
IPL	$114.1	$116.5	$—	$2.8	$114.1	$119.3
WPL	69.0	68.0	—	1.9	69.0	69.9
AE Transco Investments, LLC and Corporate Services	3.6	3.2	—	—	3.6	3.2
Subtotal for Utilities, ATC and Corporate Services	186.7	187.7	—	4.7	186.7	192.4
Non-regulated and Parent	(57.9)	(7.7)	51.3	—	(6.6)	(7.7)
Earnings from continuing operations	128.8	180.0	51.3	4.7	180.1	184.7
Losses from discontinued operations	(0.4)	(0.1)	—	—	(0.4)	(0.1)
Alliant Energy Consolidated	$128.4	$179.9	$51.3	$4.7	$179.7	$184.6

Adjusted, or non-GAAP, earnings for the three months ended September 30 do not include the following items (after-tax) that were included in the reported GAAP earnings:

	Non-GAAP (Income) Loss Adjustments (in millions)		Non-GAAP EPS Adjustments
	2016	2015	2016	2015
Utilities, ATC and Corporate Services:
Voluntary employee separation charges	$—	$7.9	$—	$0.03
Total Utilities, ATC and Corporate Services	—	7.9	—	0.03
Non-regulated and Parent:
Asset valuation charges for Franklin County wind farm	86.4	—	0.38	—
Total Non-regulated and Parent	86.4	—	0.38	—
Income tax impacts from items above	(35.1)	(3.2)	(0.15)	(0.01)
Total Alliant Energy Consolidated	$51.3	$4.7	$0.23	$0.02

ALLIANT ENERGY CORPORATION
NINE MONTHS ENDED SEPTEMBER 30 EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the nine months ended September 30:

EPS:	Nine Months
	GAAP EPS		Adjustments		Non-GAAP EPS
	2016	2015	2016	2015	2016	2015
IPL	$0.84	$0.80	$—	$0.04	$0.84	$0.84
WPL	0.70	0.68	—	0.01	0.70	0.69
AE Transco Investments, LLC and Corporate Services	0.05	0.04	—	—	0.05	0.04
Subtotal for Utilities, ATC and Corporate Services	1.59	1.52	—	0.05	1.59	1.57
Non-regulated and Parent	(0.22)	0.02	0.23	—	0.01	0.02
EPS from continuing operations	1.37	1.54	0.23	0.05	1.60	1.59
EPS from discontinued operations	(0.01)	(0.01)	—	—	(0.01)	(0.01)
Alliant Energy Consolidated	$1.36	$1.53	$0.23	$0.05	$1.59	$1.58

Earnings (in millions):	Nine Months
	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2016	2015	2016	2015	2016	2015
IPL	$191.6	$180.5	$—	$9.6	$191.6	$190.1
WPL	158.7	152.1	—	1.9	158.7	154.0
AE Transco Investments, LLC and Corporate Services	10.4	9.2	—	—	10.4	9.2
Subtotal for Utilities, ATC and Corporate Services	360.7	341.8	—	11.5	360.7	353.3
Non-regulated and Parent	(49.9)	3.7	51.3	—	1.4	3.7
Earnings from continuing operations	310.8	345.5	51.3	11.5	362.1	357.0
Losses from discontinued operations	(2.0)	(1.4)	—	—	(2.0)	(1.4)
Alliant Energy Consolidated	$308.8	$344.1	$51.3	$11.5	$360.1	$355.6

Adjusted, or non-GAAP, earnings for the nine months ended September 30 do not include the following items (after-tax) that were included in the reported GAAP earnings:

	Non-GAAP (Income) Loss Adjustments (in millions)		Non-GAAP EPS Adjustments
	2016	2015	2016	2015
Utilities, ATC and Corporate Services:
Losses on sales of IPL’s Minnesota distribution assets	$—	$11.6	$—	$0.05
Voluntary employee separation charges	—	7.9	—	0.04
Total Utilities, ATC and Corporate Services	—	19.5	—	0.09
Non-regulated and Parent:
Asset valuation charges for Franklin County wind farm	86.4	—	0.38	—
Total Non-regulated and Parent	86.4	—	0.38	—
Income tax impacts from items above	(35.1)	(8.0)	(0.15)	(0.04)
Total Alliant Energy Consolidated	$51.3	$11.5	$0.23	$0.05

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in millions, except per share amounts)
Operating revenues:
Electric utility	$864.3	$835.8	$2,209.1	$2,147.5
Gas utility	39.5	38.0	248.7	288.1
Other utility	9.4	13.4	35.0	44.6
Non-regulated	11.4	11.7	30.2	33.3
	924.6	898.9	2,523.0	2,513.5
Operating expenses:
Electric production fuel and purchased power	245.9	245.8	646.3	646.9
Electric transmission service	138.6	127.6	396.8	367.7
Cost of gas sold	12.5	13.6	132.3	166.3
Other operation and maintenance:
Energy efficiency costs	11.6	15.3	36.0	48.7
Asset valuation charges for Franklin County wind farm	86.4	—	86.4	—
Losses on sales of Minnesota electric and gas distribution assets	—	—	—	11.6
Voluntary employee separation charges	—	7.9	—	7.9
Other	137.0	127.9	402.2	388.1
Depreciation and amortization	104.1	99.3	308.7	299.9
Taxes other than income taxes	25.9	25.6	77.2	78.6
	762.0	663.0	2,085.9	2,015.7
Operating income	162.6	235.9	437.1	497.8
Interest expense and other:
Interest expense	48.8	46.4	144.8	139.5
Equity income from unconsolidated investments, net	(9.2)	(11.1)	(28.8)	(28.9)
Allowance for funds used during construction	(15.8)	(9.7)	(44.3)	(25.1)
Interest income and other	(0.1)	(0.1)	(0.3)	(0.4)
	23.7	25.5	71.4	85.1
Income from continuing operations before income taxes	138.9	210.4	365.7	412.7
Income taxes	7.5	27.8	47.2	59.5
Income from continuing operations, net of tax	131.4	182.6	318.5	353.2
Loss from discontinued operations, net of tax	(0.4)	(0.1)	(2.0)	(1.4)
Net income	131.0	182.5	316.5	351.8
Preferred dividend requirements of IPL	2.6	2.6	7.7	7.7
Net income attributable to Alliant Energy common shareowners	$128.4	$179.9	$308.8	$344.1
Weighted average number of common shares outstanding (basic and diluted) (a)	227.2	226.4	227.0	225.0
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted) (a):
Income from continuing operations, net of tax	$0.57	$0.79	$1.37	$1.54
Loss from discontinued operations, net of tax	—	—	(0.01)	(0.01)
Net income	$0.57	$0.79	$1.36	$1.53
Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$128.8	$180.0	$310.8	$345.5
Loss from discontinued operations, net of tax	(0.4)	(0.1)	(2.0)	(1.4)
Net income	$128.4	$179.9	$308.8	$344.1
Dividends declared per common share (a)	$0.29375	$0.275	$0.88125	$0.825

(a)	Amounts reflect the effects of a two-for-one common stock split distributed in May 2016.

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2016	December 31, 2015
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$84.7	$5.8
Other current assets	873.4	821.0
Property, plant and equipment, net	9,920.4	9,519.1
Investments	329.6	346.3
Other assets	1,821.1	1,803.0
Total assets	$13,029.2	$12,495.2
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$314.0	$313.4
Commercial paper	238.3	159.8
Other current liabilities	817.4	886.1
Long-term debt, net (excluding current portion)	3,816.9	3,522.2
Other liabilities	3,783.5	3,689.6
Equity:
Alliant Energy Corporation common equity	3,859.1	3,724.1
Cumulative preferred stock of Interstate Power and Light Company	200.0	200.0
Total equity	4,059.1	3,924.1
Total liabilities and equity	$13,029.2	$12,495.2

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2016	2015
	(in millions)
Cash flows from operating activities	$654.0	$695.3
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(743.6)	(678.9)
Alliant Energy Corporate Services, Inc. and non-regulated businesses	(43.3)	(47.5)
Proceeds from Minnesota electric and natural gas distribution asset sales	—	138.1
Other	15.1	(24.7)
Net cash flows used for investing activities	(771.8)	(613.0)
Cash flows from financing activities:
Common stock dividends	(199.8)	(185.1)
Proceeds from issuance of common stock, net	20.4	145.4
Proceeds from issuance of long-term debt	300.0	250.7
Payments to retire long-term debt	(1.9)	(182.0)
Net change in commercial paper	78.5	(32.2)
Other	(0.5)	3.2
Net cash flows from financing activities	196.7	—
Net increase in cash and cash equivalents	78.9	82.3
Cash and cash equivalents at beginning of period	5.8	56.9
Cash and cash equivalents at end of period	$84.7	$139.2

KEY FINANCIAL AND OPERATING STATISTICS

	September 30, 2016	September 30, 2015
Common shares outstanding (000s) (a)	227,500	226,721
Book value per share (a)	$16.96	$16.52
Quarterly common dividend rate per share (a)	$0.29375	$0.275

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Utility electric sales (000s of MWh) (b)
Residential	2,091	2,047	5,518	5,679
Commercial	1,771	1,694	4,904	4,816
Industrial - IPL co-generation customers	218	242	704	700
Industrial - other	2,855	2,849	8,013	8,217
Retail subtotal	6,935	6,832	19,139	19,412
Sales for resale:
Wholesale	1,120	1,028	3,025	2,663
Bulk power and other	151	378	347	1,051
Other	24	28	75	102
Total	8,230	8,266	22,586	23,228

Utility gas sold and transported (000s of Dth) (b)
Residential	1,397	1,204	17,317	19,475
Commercial	1,972	1,616	13,194	13,879
Industrial	557	541	2,209	2,092
Retail subtotal	3,926	3,361	32,720	35,446
Transportation / other	20,302	18,772	61,615	57,213
Total	24,228	22,133	94,335	92,659

Estimated margin increases (decreases) from impacts of temperatures (in millions) -
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Electric margins	$11	($1)	$10	$—
Gas margins	(1)	(1)	(4)	1
Total temperature impact on margins	$10	($2)	$6	$1

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Normal (c)	2016	2015	Normal (c)
Heating degree days (HDDs) (c)
Cedar Rapids, Iowa (IPL)	39	83	142	3,759	4,355	4,276
Madison, Wisconsin (WPL)	49	98	175	4,135	4,653	4,529
Cooling degree days (CDDs) (c)
Cedar Rapids, Iowa (IPL)	651	530	534	948	730	754
Madison, Wisconsin (WPL)	570	503	474	771	664	655

(a)	Amounts reflect the effects of a two-for-one common stock split distributed in May 2016.

(b)
In July 2015 and April 2015, IPL completed the sales of its Minnesota electric and gas distribution assets, respectively. Following the electric sale, Minnesota electric sales were reported as wholesale versus retail.

(c)
HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.